EXHIBIT 23.04

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (as filed with the Securities and Exchange Commission on August 30, 2000 and October 1, 2003) of Spectrum Organic Products, Inc. of our report dated February 21, 2003, relating to the 2002 and 2001 financial statements, which appear in this Form 10-K.


/s/  BDO SEIDMAN, LLP
-------------------------
     BDO SEIDMAN, LLP

San Francisco, California

March 24, 2004